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                                                            EXHIBIT 10.19

                         NAVISTAR 1988 NON-EMPLOYEE DIRECTOR
                                  STOCK OPTION PLAN

                            Amended As Of March 20, 1996


I.   Administration

     The Navistar 1988 Non-Employee Director Stock Option Plan (the "Plan") will be administered by the Board of Directors ("Board") of Navistar International Corporation ("Corporation").

     The granting of an option pursuant to the Plan will take place the business day following the day on which the Board approves the grant of such option at its regularly scheduled December meeting, provided that, such grant will expire if a written option agreement is not signed by the optionee and delivered to the Corporation within thirty (30) days of the date of the grant.

     Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this paragraph 1 will be conclusive.

2.   Stock Subject to the Plan

     Such shares may be in whole or in part, as the Board will from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation. If any option granted under the Plan shall expire or terminate for any reason without having been exercised or earned in full, the shares subject thereto will again be available for the purposes of the Plan.

3.   Effectiveness of the Plan

     The Plan will become effective upon the effective date of its adoption by the Board and options may be granted immediately thereafter, but no option may be exercised under the Plan unless and until the Plan shall have been approved by the vote of the holders of a majority of the outstanding shares of Common Stock present and voting at a meeting of the shareowners within six (6) months after the date of adoption of the Plan by the Board.

4.   Eligibility

     Options may be granted only to non-employee directors of the Board. No individual who is, at the time of the grant, an employee of the Corporation or of any subsidiary of the Corporation will be eligible to receive an option under the Plan.

5.   Number of Shares To Be Granted

     At each regularly scheduled December meeting of the Board, an option will be granted to each non-employee director for two thousand (2,000) shares of Common Stock.











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6.   Option Prices

     The purchase price of the Common Stock under each option will be 100% of the fair market value of the Common Stock on the business day following the day of grant by the Board. Such fair market value will be determined by the average of the high and low prices of the Common Stock in the New York Stock Exchange--Composite Transactions listing published in the Midwest Edition of The Wall Street Journal or equivalent financial publication.

7.   Exercise Options

     An option granted under the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the option. The Board is authorized to establish the manner and the effective date of the exercise of an option. Each option will become immediately exercisable in the event of death, total and permanent disability, retirement in accordance with the Board's policy or a "change in control" of the Corporation. A "change in control" shall be deemed to have occurred, if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or Navistar International Transportation Corp. ("NITC") is or becomes the "beneficial owner" (as defined Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 25% or more the combined voting power of the Corporation's then outstanding securities, (B) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board of Directors of the Corporation immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two years, cease to constitute a majority of the Board of Directors of the Corporation or (C) any dissolution or liquidation of the Corporation or NITC or an agreement for the sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of NITC occurs. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.
The purchase price is to be paid in full to the Corporation upon the exercise of the option either (i) by cash including a personal check payable to the order of the Corporation or (ii) by delivering at fair market value Common Stock already owned by the optionee or any combination of cash and Common Stock. The fair market value of the Common Stock so delivered will be the average of the high and low prices of the Common Stock on the day prior to delivery as published in the New York Stock Exchange--Composite Transactions listed in the Midwest Edition of the Wall Street Journal or equivalent financial publication. An option granted under the Plan will be exercisable for a term of ten (10) years from the date of the grant, and will be subject to earlier termination as hereinafter provided. Except as provided in paragraphs 10 and 11 hereof, no option may exercised at any time unless the holder thereof is then a director of the Corporation. The holder of an option will have none of the rights of a stockholder with respect to the shares subject to option until such shares are issued upon the exercise of the option. Shares which otherwise would be delivered to the holder of an option may be delivered, at the election of the holder, to the Corporation in payment of any Federal, state and/or local withholding taxes due in connection with an exercise.










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8.   Non-Transferability of Options

     No option granted under the Plan will be transferable other than by will or the laws of descent and distribution, and an option may be exercised, during the life time of the holder thereof, only by the holder.

9.   Agreement to Serve

   Each individual receiving an option will, as one of the terms of the option agreement, agree to remain as a director of the Corporation for a period of at least one (1) year from the date of granting the option except as provided in the immediately following sentence. In the event of retirement in accordance with the Board's policy prior to the end of the one year service period, each holder will, as one of the terms of the option agreement, agree to serve as a consultant to the Board for any remaining portion of such one year service period. Such service will (subject to the provisions of paragraph 10 hereof) be at the pleasure of the Corporation and at such compensation as the Corporation will reasonably determine from time to time.

10.  Termination of Service

     In the event of the termination of the service of the holder of any option, other than by reason of a retirement, permanent and total disability or death as set forth in paragraph 11, the holder may (unless the option shall have been previously terminated pursuant to the provisions of paragraph 9 above or unless otherwise provided in the option agreement) exercise the option at any time within three (3) months after such termination, but not after the date identified in the option agreement as the date the options expire. Nothing in the Plan or in any option granted pursuant to the Plan will confer on any individual any right to continue in the service of the Corporation or interfere in any way with the right of the Board to terminate service at any time.

11. Retirement, Total and Permanent Disability or Death of Holder of Option

     In the event of retirement in accordance with the Board's policy or in the event of total and permanent disability, the holder may exercise the option at any time within three (3) years after such retirement or such disability but not after the date identified in the option agreement as the date the options expire. In the event of the death of an individual to whom an option has been granted under the Plan, while the option is outstanding, the option theretofore granted to the holder may be exercised by a legatee or legatees of the option holder, or by the personal representative or distributees, at any time within a period of one (1) year after death, but not after the date identified in the option as the date the options expire.





















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12.  Adjustments upon Changes in Capitalization

     Notwithstanding any other provision of the Plan, the option agreements may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices in the event of changes in, or distributions with respect to, the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares, spin-offs and the like, and, in the event of any such change in, or distribution with respect to, the outstanding Common Stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the committee, whose determination shall be conclusive.

13.  No Loans to Holders of Options

     Neither the Corporation, nor any of its subsidiaries, may directly or indirectly lend money to any individual for the purpose of assisting the individual to acquire or carry shares of Common Stock issued upon the exercise of options granted under the Plan.

14.  Amendment and Termination

     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan will terminate on, and no option will be granted after December 17, 1997. The Plan may be terminated, modified or amended by the shareowners of the Corporation. The Board may also terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable to conform to any change in any law or regulations applicable thereto, or in other respects which will not change (i) the maximum number of shares as to which benefits may be granted under the Plan or the amount of the annual grant of shares subject to the option, (ii) the classes of individuals eligible to receive options, (iii) the manner of determining the minimum options prices other than to change the manner of determining the fair market value of the Common Stock, as set forth in paragraph 5 above, to conform to any then applicable provisions of the Code or regulations thereunder or (iv) the period during which options may be granted or exercised. No termination, modification or amendment of the Plan may, without the consent of the optionee to whom any option or award shall theretofore have been granted, adversely affect the rights of such optionee.




























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